                                                                    Exhibit 25.2

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                          31-0838515
                                                      (I.R.S. EMPLOYER
                                                      IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                       43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                            120 SOUTH LASALLE STREET
                             CHICAGO, ILLINOIS 60603
            ATTN: JOHN R. PRENDIVILLE, VICE PRESIDENT, (312) 661-5223
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)



                NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                         93-1120695
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

          1400 SMITH STREET
            HOUSTON, TEXAS                                      77002
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

                       GUARANTEE OF SENIOR DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.     GENERAL INFORMATION.  FURNISH THE FOLLOWING
            INFORMATION AS TO THE TRUSTEE:

            (a)   NAME AND ADDRESS OF EACH EXAMINING OR
            SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

            Comptroller of Currency, Washington, D.C.;
            Federal Deposit Insurance Corporation,
            Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

            (b)   WHETHER IT IS AUTHORIZED TO EXERCISE
            CORPORATE TRUST POWERS.

            The trustee is authorized to exercise corporate trust powers.

ITEM 2.     AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
            IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
            SUCH AFFILIATION.

            No such affiliation exists with the trustee.


ITEM 16.    LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED
            AS A PART OF THIS STATEMENT OF ELIGIBILITY.

            1. A copy of the articles of association of the
               trustee now in effect.*

            2. A copy of the certificate of authority of the
               trustee to commence business.*

            3. A copy of the authorization of the trustee to
               exercise corporate trust powers.*

            4. A copy of the existing by-laws of the trustee.*

            5. Not Applicable.

            6. The consent of the trustee required by
               Section 321(b) of the Act.

            7. A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

            8. Not Applicable.

            9. Not Applicable.


      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 13th day of June, 2001.


               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
               TRUSTEE

               BY /S/ JOHN R. PRENDIVILLE
                  JOHN R. PRENDIVILLE
                  VICE PRESIDENT

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                                                   June 13, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of guarantee agreement between Northern Border Intermediate Limited Partnership and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


               Very truly yours,

               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION



                  BY: /S/ JOHN R. PRENDIVILLE
                          JOHN R. PRENDIVILLE
                          VICE PRESIDENT

                                    EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.    Call Date: 3/31/01      State #: 391581   FFIEC 041
Address:                100 Broad Street                Vendor ID:  D           Cert #:  21377    Page RC-1
City, State  Zip:       Columbus, OH 43271              Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                      DOLLAR AMOUNTS IN THOUSANDS       C300
                                                                                       RCON       BIL  MIL THOU
                                                                                       ----       -------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                              RCON
                                                                                        ----
    a. Noninterest-bearing balances and currency and coin(1) ....................       0081            57,409           1.a
    b. Interest-bearing balances(2).. ...........................................       0071                 0           1.b
2.  Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A) ...............       1754                 0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)..............       1773             1,922           2.b
3.  Federal funds sold and securities purchased under agreements to resell ......       1350           771,209           3.
4.  Loans and lease financing receivables:    (from Schedule RC-C):                     RCON
                                                                                        ----
    a. Loans and leases held for sale...........................................        5369                 0           4.a
    b. Loans and leases, net of unearned income .................................       B528            84,428           4.b
    c. LESS: Allowance for loan and lease losses ................................       3123               387           4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c).....................................................        B529            84,041           4.d
5.  Trading assets (from Schedule RC-D) .........................................       3545                 0           5.
6.  Premises and fixed assets (including capitalized leases) ....................       2145            21,125           6.
7.  Other real estate owned (from Schedule RC-M) ................................       2150                 0           7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)... ...........................................       2130                 0           8.
9.  Customers' liability to this bank on acceptances outstanding ................       2155                 0           9.
10. Intangible assets ..........................................................
    a.  Goodwill.................................................................       3163                 0           10.a
    b.  Other intangible assets (from Schedule RC-M).............................       0426            12,971           10.b
11. Other assets (from Schedule RC-F) ...........................................       2160           317,034           11.
12. Total assets (sum of items 1 through 11) ....................................       2170         1,265,711           12.


(1)  Includes cash items in process of collection and unposted debits.

(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:    Bank One Trust Company, N.A.    Call Date: 3/31/01      State #: 391581   FFIEC 041
Address:                100 East Broad Street           Vendor ID:  D           Cert #:  21377    Page RC-2
City, State  Zip:       Columbus, OH 43271              Transit #:  04400003


SCHEDULE RC-CONTINUED

                                                                                                   DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                                                                       ---------
LIABILITIES
13. Deposits:                                                                           RCON
    a. In domestic offices (sum of totals of columns A and C                            ----
       from Schedule RC-E) ....................................................         2200           995,556           13.a
       (1) Noninterest-bearing(1) .............................................         6631           558,282           13.a1
       (2) Interest-bearing ...................................................         6636           437,274           13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase .............................................................    RCFD 2800                 0           14.
15. Trading Liabilities (from Schedule RC-D) ..................................    RCFD 3548                 0           15.
16. Other borrowed money (includes mortgage indebtedness and obligations
    under capitalized leases) (from Schedule RC-M) ............................         3190                 0           16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ..................         2920                 0           18.
19. Subordinated notes and debentures (2) .....................................         3200                 0           19.
20. Other liabilities (from Schedule RC-G) ....................................         2930           125,576           20.
21. Total liabilities (sum of items 13 through 20) ............................         2948         1,121,132           21.
22. Minority interest in consolidated subsidiaries ............................         3000                 0           22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .............................         3838                 0           23.
24. Common stock ..............................................................         3230               800           24.
25. Surplus (exclude all surplus related to preferred stock) ..................         3839            45,157           25.
26. a. Retained earnings ......................................................         3632            98,597           26.a
    b. Accumulated other comprehensive income (3) .............................         B530                25           26.b
27. Other equity capital components (4) .......................................         A130                 0           27.
28. Total equity capital (sum of items 23 through 27) .........................         3210           144,579           28.
29. Total liabilities, minority interest, and equity
    capital (sum of items 21, 22, and 28) .....................................         3300         1,265,711           29.


Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for the
   bank by independent external auditors as of any date during 1996                                                      Number
                                                                                   RCFD 6724              N/A              M.1.


1 = Independent audit of the bank conducted in accordance           4. = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified            external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank            authority)

2 = Independent audit of the bank's parent holding company          5  = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing             auditors
    standards by a certified public accounting firm which           6  = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company                 auditors
    (but not on the bank separately)                                7  = Other audit procedures (excluding tax preparation work)

3 = Directors' examination of the bank conducted in                 8  = No external audit work
    accordance with generally accepted auditing standards by
    a certified public accounting firm (may be required by
    state chartering authority)


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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